EXHIBIT 99.1
F.N.B. CORPORATION REPORTS THIRD QUARTER 2007 EARNINGS
Hermitage, PA — October 18, 2007 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported financial results for the third quarter and first nine months of 2007. Third quarter 2007 net income was $17.6 million, or $0.29 per diluted share, the same as the second quarter of 2007 and the third quarter of 2006. The Corporation’s return on tangible equity for the third quarter of 2007 was a strong 26.3%, its return on equity was 13.0%, its return on tangible assets was 1.25% and its return on assets was 1.15%.
Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation, commented, “We are pleased to once again report very solid returns and profitability metrics with strong commercial loan production, a stable margin and increases in key fee income business lines contributing to our results.”
Average commercial loans were up 11.0% annualized compared to the second quarter of 2007, reflecting organic growth in key Pennsylvania and Florida markets. In total, average loans increased 7.7% annualized compared to the second quarter of 2007. The increase in average loans coupled with stable balances of investment securities drove a 3.9% annualized increase in average earning assets compared to the prior quarter.
The growth in earning assets was the primary factor behind a 6.4% annualized increase in fully taxable equivalent (FTE) net interest income compared to the second quarter of 2007. The Corporation’s net interest margin for the third quarter of 2007 was 3.73%, which is unchanged from the second quarter of 2007 and represents the fourth consecutive quarter of a stable or expanding net interest margin.
The acceptance of the Corporation’s innovative banking products continues to help drive increased deposits, with new business development officers in each of the five regions also contributing to these results. Average deposits and treasury management balances increased 3.7% annualized from the second quarter of 2007 and 1.3% compared to the same period of 2006.
Non-interest income declined $0.7 million or 13.5% annualized compared to the prior quarter, primarily due to a $0.5 million loss on the pending sale of a building acquired in a prior merger and a $0.3 million reduction in gains on the sale of securities. Increased customer volume and seasonality helped banking service charges and insurance revenue increase 2.9% and 8.7% annualized, respectively, compared to the prior quarter.

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When compared to the third quarter of 2006, total non-interest income declined $0.3 million or 1.6%, reflecting the above-mentioned $0.5 million loss on the pending sale of a building, which is included in other non-interest income, and a $0.5 million reduction in gains on the sale of securities. Strong growth in securities commissions and trust revenue partially offset these items. Total non-interest income represented 28% of net revenue for the third quarter of 2007.
Non-interest expense was $41.3 million for the third quarter of 2007, an improvement of 5.2% annualized from $41.8 million for the second quarter of 2007. Positive operating leverage was achieved compared to the second quarter of 2007, as evidenced by the improvement in the efficiency ratio to 57.4% from 58.3%.
The Corporation’s income tax expense for the third quarter of 2007 included a $0.9 million net benefit from the successful resolution of a previously uncertain tax position in the current period.
Asset quality continues to be at historically good levels for the Corporation. Annualized net loan charge-offs for the third quarter of 2007 were 27 basis points of average loans, representing a 3 basis point increase from the second quarter of 2007 and a 4 basis point rise from the third quarter of 2006. The ratio of annualized net loan charge-offs as a percentage of average loans continues to be within the range reported for the last five quarters. The ratio of non-performing loans to total loans was 57 basis points at September 30, 2007, a 1 basis point increase from 56 basis points at June 30, 2007, but a 12 basis point improvement from 69 basis points at September 30, 2006.
The Corporation increased its loan loss provision for the third quarter of 2007 as a result of the slight rise in net loan charge-offs, continued growth in commercial loans and continued softness in the Florida real estate market. The provision for loan losses was $3.8 million, representing an increase of $1.9 million over the second quarter of 2007 and $1.3 million from the third quarter of 2006. At September 30, 2007, the allowance for loan losses was 1.20% of total loans, representing a 1 basis point increase from the second quarter of 2007 and 2.1 times total non-performing loans.
“We believe our strategy of cautiously expanding in select faster growing markets, our culture of emphasizing conservative underwriting and our overall loan loss reserves of over twice our non-performing loans positions us well for the current environment,” Mr. Gurgovits added.
Year-To-Date Results
For the nine-month period ended September 30, 2007, the Corporation posted net income of $52.6 million, a 5.1% increase, compared to $50.1 million for the same period of 2006. On a per share basis, year-to-date earnings were $0.87 per diluted share, compared to $0.85 per diluted share for the nine-month period ended September 30, 2006. The Corporation’s return

F.N.B. Corporation Page 3 of 5
on tangible equity for the nine-month period ended September 30, 2007 was a strong 26.6%, its return on equity was 13.0%, its return on tangible assets was 1.27% and its return on assets was 1.17%.
Net interest income, on an FTE basis, for the nine-month period ended September 30, 2007 was 3.5% higher than the same period of last year, reflecting growth in average loans of 7.1% and growth in average deposits and treasury management balances of 5.4%. The Corporation’s net interest margin for the nine-month period ended September 30, 2007 remained stable at 3.73% when compared to the first nine months of 2006.
Non-interest income for the nine-month period ended September 30, 2007 increased 1.7% to $61.0 million from $60.0 million during the same period of 2006. Non-interest income was 29% of net revenue for the first nine months of 2007.
Non-interest expense for the nine-month period ended September 30, 2007 was $125.0 million, a 3.2% increase compared to $121.1 million for the same period of 2006. The efficiency ratio was essentially unchanged at 58% for the first nine months of 2007 and 2006.
Shareholders’ equity at September 30, 2007 was $541.6 million, or $8.94 per common share. Tangible book value was $4.61 per common share at the end of the third quarter of 2007. The Corporation’s leverage and tangible capital ratios were 7.43% and 4.76%, respectively, at September 30, 2007. The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds.
Other Highlights
New CEO Announced
On October 15, 2007, F.N.B. Corporation announced that Robert V. New, Jr. has been elected President and Chief Executive Officer effective April 1, 2008. Mr. New will join the Corporation on January 15, 2008 and succeed Stephen J. Gurgovits, the current President and CEO. As previously announced, Mr. Gurgovits will become Chairman of the Board at year-end 2007.
Increased Cash Dividend
In September, the Corporation increased its quarterly cash dividend 2.1% to 24 cents per share for the third quarter of 2007.
George Groves Retires
In August, George H. Groves, Chairman of the First National Bank Capital Region and member of the Board of Directors of First National Bank, retired. Mr. Groves founded The

F.N.B. Corporation Page 4 of 5
Legacy Bank, which the Corporation acquired in May 2006. He will remain a member of the First National Bank Capital Region Community Board.
Conference Call
Management will host a quarterly conference call to discuss results for the third quarter of 2007, tomorrow, Friday, October 19, 2007, at 11:00 AM Eastern Time. Hosting the call will be Stephen J. Gurgovits, President and Chief Executive Officer, and Brian F. Lilly, Chief Financial Officer. The call can be accessed via telephone by dialing (888) 204-4368 or (913) 312-0845 for international callers, and entering confirmation number 1434076.
A replay of the call will be available from 2:00 PM Eastern Time on the day of the call until midnight Eastern Time on November 2, 2007. The replay can be accessed by dialing (888) 203-1112, or (719) 457-0820 for international callers, and entering confirmation number 1434076. A transcript of the call will be posted to the Shareholder and Investor Relations section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $6.1 billion at September 30, 2007. F.N.B. is a leading provider of commercial and retail banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 34 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to

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present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Media Contact:
Kathryn Lima 724-981-4308
724-301-6984 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2007		2006	Percent Variance
	Third	Second	Third	3rd Qtr 2007 -	3rd Qtr 2007 -
	Quarter	Quarter	Quarter	2nd Qtr 2007	3rd Qtr 2006
Statement of earnings
Interest income	$93,949	$91,620	$90,576	2.5	3.7
Interest expense	44,791	43,271	42,209	3.5	6.1

Net interest income	49,158	48,349	48,367	1.7	1.6
Taxable equivalent adjustment	1,169	1,170	981	0.0	19.2

Net interest income (FTE)	50,327	49,519	49,348	1.6	2.0
Provision for loan losses	3,776	1,838	2,428	105.5	55.5

Net interest income after provision (FTE)	46,551	47,681	46,920	-2.4	-0.8

Service charges	10,286	10,212	10,235	0.7	0.5
Insurance commissions and fees	3,301	3,230	3,412	2.2	-3.3
Securities commissions and fees	1,595	1,650	1,329	-3.3	20.0
Trust income	2,109	2,118	2,013	-0.4	4.8
Gain (loss) on sale of securities	(7)	304	510	-102.4	-101.4
Gain on sale of loans	455	359	465	26.6	-2.2
Other	1,943	2,502	2,048	-22.3	-5.1

Total non-interest income	19,682	20,375	20,012	-3.4	-1.6

Salaries and employee benefits	22,030	21,475	20,991	2.6	4.9
Occupancy and equipment	6,867	6,964	6,886	-1.4	-0.3
Amortization of intangibles	1,099	1,103	1,180	-0.3	-6.8
Other	11,282	12,280	11,568	-8.1	-2.5

Total non-interest expense	41,278	41,822	40,625	-1.3	1.6

Income before income taxes	24,955	26,234	26,307	-4.9	-5.1
Taxable equivalent adjustment	1,169	1,170	981	0.0	19.2
Income taxes	6,162	7,442	7,707	-17.2	-20.0

Net income	$17,624	$17,622	$17,619	0.0	0.0

Earnings per share
Basic	$0.29	$0.29	$0.29	0.0	0.0
Diluted	$0.29	$0.29	$0.29	0.0	0.0

Performance ratios
Return on average equity	12.96%	13.11%	13.01%
Return on tangible equity (1)	26.31%	26.81%	26.99%
Return on average assets	1.15%	1.17%	1.15%
Return on tangible assets (2)	1.25%	1.28%	1.25%
Net interest margin (FTE)	3.73%	3.73%	3.65%
Yield on earning assets (FTE)	7.03%	6.98%	6.75%
Cost of funds	3.68%	3.63%	3.46%
Efficiency ratio (FTE) (3)	57.39%	58.26%	56.87%

Common stock data
Average basic shares outstanding	60,154,574	60,127,296	59,923,906	0.0	0.4
Average diluted shares outstanding	60,640,486	60,621,233	60,527,788	0.0	0.2
Ending shares outstanding	60,555,834	60,396,209	60,299,036	0.3	0.4
Book value per common share	$8.94	$8.92	$8.94	0.3	0.1
Tangible book value per common share	$4.61	$4.55	$4.54	1.2	1.4
Dividend payout ratio	82.47%	80.53%	80.32%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
	2007	2006	Variance
Statement of earnings
Interest income	$276,056	$251,662	9.7
Interest expense	130,629	110,783	17.9

Net interest income	145,427	140,879	3.2
Taxable equivalent adjustment	3,456	2,898	19.2

Net interest income (FTE)	148,883	143,777	3.6
Provision for loan losses	7,461	7,883	-5.4

Net interest income after provision (FTE)	141,422	135,894	4.1

Service charges	30,116	30,114	0.0
Insurance commissions and fees	10,950	10,751	1.8
Securities commissions and fees	4,521	3,584	26.1
Trust income	6,389	5,716	11.8
Gain (loss) on sale of securities	1,037	1,397	-25.8
Gain on sale of loans	1,181	1,163	1.5
Other	6,779	7,255	-6.6

Total non-interest income	60,973	59,980	1.7

Salaries and employee benefits	65,771	63,450	3.7
Occupancy and equipment	20,996	20,319	3.3
Amortization of intangibles	3,305	3,140	5.3
Other	34,924	34,211	2.1

Total non-interest expense	124,996	121,120	3.2

Income before income taxes	77,399	74,754	3.5
Taxable equivalent adjustment	3,456	2,898	19.2
Income taxes	21,327	21,800	-2.2

Net income	$52,616	$50,056	5.1

Earnings per share
Basic	$0.88	$0.86	2.3
Diluted	$0.87	$0.85	2.4

Performance ratios
Return on average equity	13.04%	13.25%
Return on tangible equity (1)	26.63%	26.37%
Return on average assets	1.17%	1.15%
Return on tangible assets (2)	1.27%	1.24%
Net interest margin (FTE)	3.73%	3.73%
Yield on earning assets (FTE)	7.00%	6.60%
Cost of funds	3.64%	3.21%
Efficiency ratio (FTE) (3)	57.99%	57.90%

Common stock data
Average basic shares outstanding	60,129,145	58,456,628	2.9
Average diluted shares outstanding	60,632,376	58,952,803	2.8
Ending shares outstanding	60,555,834	60,299,036	0.4
Book value per common share	$8.94	$8.94	0.1
Tangible book value per common share	$4.61	$4.54	1.4
Dividend payout ratio	81.57%	82.26%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2007		2006	Percent Variance
	Third	Second	Third	3rd Qtr 2007 -	3rd Qtr 2007 -
	Quarter	Quarter	Quarter	2nd Qtr 2007	3rd Qtr 2006
Average balances
Total assets	$6,078,664	$6,024,994	$6,104,452	0.9	-0.4
Earning assets	5,377,543	5,324,617	5,382,689	1.0	-0.1
Securities	1,030,999	1,030,730	1,101,558	0.0	-6.4
Loans, net of unearned income	4,341,123	4,258,872	4,229,049	1.9	2.7
Allowance for loan losses	51,670	52,138	53,882	-0.9	-4.1
Goodwill and intangibles	263,184	264,619	267,024	-0.5	-1.4

Deposits and treasury management accounts(4)	4,717,121	4,673,108	4,656,840	0.9	1.3
Other short-term borrowings	160,162	119,320	130,067	34.2	23.1
Long-term debt	437,945	470,215	557,932	-6.9	-21.5
Trust preferred securities	151,031	151,031	151,031	0.0	0.0
Shareholders’ equity	539,698	539,004	537,254	0.1	0.5

Asset quality data
Non-accrual loans	$21,346	$20,590	$24,672	3.7	-13.5
Restructured loans	3,470	3,367	4,789	3.1	-27.5

Non-performing loans	24,816	23,957	29,461	3.6	-15.8
Other real estate owned	5,358	5,395	5,995	-0.7	-10.6

Non-performing assets	$30,174	$29,352	$35,456	2.8	-14.9

Net loan charge-offs	$2,905	$2,571	$2,405	13.0	20.8
Allowance for loan losses	52,122	51,252	53,065	1.7	-1.8

Non-performing loans / total loans	0.57%	0.56%	0.69%
Non-performing assets / total assets	0.49%	0.48%	0.59%
Allowance for loan losses / total loans	1.20%	1.19%	1.25%
Allowance for loan losses / non-performing loans	210.03%	213.93%	180.12%
Net loan charge-offs (annualized) / average loans	0.27%	0.24%	0.23%

Balances at period end
Total assets	$6,124,174	$6,061,249	$6,060,285	1.0	1.1
Earning assets	5,404,247	5,336,857	5,334,157	1.3	1.3
Securities	1,035,959	1,034,990	1,084,735	0.1	-4.5
Loans, net of unearned income	4,358,604	4,292,314	4,244,584	1.5	2.7
Goodwill and intangibles	262,663	263,765	265,016	-0.4	-0.9

Deposits and treasury management accounts (4)	4,738,340	4,711,787	4,617,537	0.6	2.6
Other short-term borrowings	197,032	157,540	155,148	25.1	27.0
Long-term debt	433,691	439,444	537,401	-1.3	-19.3
Trust preferred securities	151,031	151,031	151,031	0.0	0.0
Shareholders’ equity	541,593	538,743	538,968	0.5	0.5

Capital ratios
Equity/assets (period end)	8.84%	8.89%	8.89%
Leverage ratio	7.43%	7.43%	7.16%
Tangible equity/tangible assets (period end)	4.76%	4.74%	4.73%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2007	2006	Variance
Average balances
Total assets	$6,037,115	$5,839,050	3.4
Earning assets	5,335,796	5,152,603	3.6
Securities	1,034,972	1,124,377	-8.0
Loans, net of unearned income	4,285,334	3,999,801	7.1
Allowance for loan losses	52,217	52,509	-0.6
Goodwill and intangibles	264,462	240,967	9.8

Deposits and treasury management accounts (4)	4,666,438	4,427,384	5.4
Other short-term borrowings	139,538	151,103	-7.7
Long-term debt	468,483	547,033	-14.4
Trust preferred securities	151,031	139,340	8.4
Shareholders’ equity	539,366	505,122	6.8

Asset quality data
Non-accrual loans	$21,346	$24,672	-13.5
Restructured loans	3,470	4,789	-27.5

Non-performing loans	24,816	29,461	-15.8
Other real estate owned	5,358	5,995	-10.6

Non-performing assets	$30,174	$35,456	-14.9

Net loan charge-offs	$7,935	$8,571	-7.4
Allowance for loan losses	52,122	53,065	-1.8

Non-performing loans / total loans	0.57%	0.69%
Non-performing assets / total assets	0.49%	0.59%
Allowance for loan losses / total loans	1.20%	1.25%
Allowance for loan losses / non-performing loans	210.03%	180.12%
Net loan charge-offs (annualized) / average loans	0.25%	0.29%

Balances at period end
Total assets	$6,124,174	$6,060,285	1.1
Earning assets	5,404,247	5,334,157	1.3
Securities	1,035,959	1,084,735	-4.5
Loans, net of unearned income	4,358,604	4,244,584	2.7
Goodwill and intangibles	262,663	265,016	-0.9

Deposits and treasury management accounts (4)	4,738,340	4,617,537	2.6
Other short-term borrowings	197,032	155,148	27.0
Long-term debt	433,691	537,401	-19.3
Trust preferred securities	151,031	151,031	0.0
Shareholders’ equity	541,593	538,968	0.5

Capital ratios
Equity/assets (period end)	8.84%	8.89%
Leverage ratio	7.43%	7.16%
Tangible equity/tangible assets (period end)	4.76%	4.73%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2007		2006	Percent Variance
	Third	Second	Third	3rd Qtr 2007 -	3rd Qtr 2007 -
	Quarter	Quarter	Quarter	2nd Qtr 2007	3rd Qtr 2006
Average balances
Loans:
Commercial	$2,208,612	$2,149,269	$2,037,175	2.8	8.4
Direct installment	947,158	919,507	933,059	3.0	1.5
Consumer LOC	244,975	249,589	261,622	-1.8	-6.4
Residential mortgages	480,702	486,431	507,690	-1.2	-5.3
Indirect installment	440,686	434,553	476,111	1.4	-7.4
Other	18,990	19,523	13,392	-2.7	41.8

Total loans	$4,341,123	$4,258,872	$4,229,049	1.9	2.7

Deposits:
Non-interest bearing deposits	$642,197	$644,980	$663,828	-0.4	-3.3
Savings and NOW	2,065,469	2,023,477	1,978,788	2.1	4.4
Certificates of deposit and other time deposits	1,739,083	1,751,875	1,794,657	-0.7	-3.1

Total deposits	4,446,749	4,420,332	4,437,273	0.6	0.2
Treasury management accounts (4)	270,372	252,776	219,567	7.0	23.1

Total deposits and treasury management accounts (4)	$4,717,121	$4,673,108	$4,656,840	0.9	1.3

Balances at period end
Loans:
Commercial	$2,234,236	$2,180,535	$2,064,725	2.5	8.2
Direct installment	948,986	938,683	934,072	1.1	1.6
Consumer LOC	245,627	247,470	258,369	-0.7	-4.9
Residential mortgages	469,587	473,766	498,532	-0.9	-5.8
Indirect installment	440,812	436,533	475,014	1.0	-7.2
Other	19,356	15,327	13,872	26.3	39.5

Total loans	$4,358,604	$4,292,314	$4,244,584	1.5	2.7

Deposits:
Non-interest bearing deposits	$659,352	$667,646	$665,606	-1.2	-0.9
Savings and NOW	2,090,065	2,056,484	1,953,408	1.6	7.0
Certificates of deposit and other time deposits	1,734,767	1,730,438	1,780,910	0.3	-2.6

Total deposits	4,484,184	4,454,568	4,399,924	0.7	1.9
Treasury management accounts (4)	254,156	257,219	217,613	-1.2	16.8

Total deposits and treasury management accounts (4)	$4,738,340	$4,711,787	$4,617,537	0.6	2.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2007	2006	Variance
Average balances
Loans:
Commercial	$2,162,342	$1,847,366	17.1
Direct installment	927,898	912,197	1.7
Consumer LOC	249,082	259,313	-3.9
Residential mortgages	485,446	495,254	-2.0
Indirect installment	441,460	478,313	-7.7
Other	19,106	7,358	159.7

Total loans	$4,285,334	$3,999,801	7.1

Deposits:
Non-interest bearing deposits	$636,482	$649,982	-2.1
Savings and NOW	2,018,557	1,863,562	8.3
Certificates of deposit and other time deposits	1,751,109	1,712,195	2.3

Total deposits	4,406,148	4,225,739	4.3
Treasury management accounts (4)	260,290	201,645	29.1

Total deposits and treasury management accounts (4)	$4,666,438	$4,427,384	5.4

Balances at period end
Loans:
Commercial	$2,234,236	$2,064,725	8.2
Direct installment	948,986	934,072	1.6
Consumer LOC	245,627	258,369	-4.9
Residential mortgages	469,587	498,532	-5.8
Indirect installment	440,812	475,014	-7.2
Other	19,356	13,872	39.5

Total loans	$4,358,604	$4,244,584	2.7

Deposits:
Non-interest bearing deposits	$659,352	$665,606	-0.9
Savings and NOW	2,090,065	1,953,408	7.0
Certificates of deposit and other time deposits	1,734,767	1,780,910	-2.6

Total deposits	4,484,184	4,399,924	1.9
Treasury management accounts (4)	254,156	217,613	16.8

Total deposits and treasury management accounts (4)	$4,738,340	$4,617,537	2.6